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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Alderwoods Group, Inc.

        We consent to the use of our report dated March 24, 2005, with respect to the consolidated balance sheets of Alderwoods Group, Inc. as of January 1, 2005 and January 3, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the fifty-two weeks ended January 1, 2005, the fifty-three weeks ended January 3, 2004, and the fifty-two weeks ended December 28, 2002, and the related financial statement schedule II, incorporated by reference herein, and our report dated April 25, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 1, 2005, incorporated by reference herein, and our report dated March 24, 2005, with respect to the schedule of condensed consolidating guarantor financial information as of January 1, 2005 and January 3, 2004 and for the fifty-two weeks ended January 1, 2005, the fifty-three weeks ended January 3, 2004 and the fifty-two weeks ended December 28, 2002 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report dated April 25, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 1, 2005, expresses our opinion that Alderwoods Group, Inc. did not maintain effective internal control over financial reporting as of January 1, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not maintain an effective control environment over financial reporting and income tax processes and the Company did not maintain an effective control environment over its operating locations.

        Our report on the consolidated financial statements of Alderwoods Group, Inc. refers to a change in the method of accounting for the recognition of interests in variable interest entities and for insurance funded pre-need funeral contracts.

/s/ KPMG LLP

Vancouver, Canada
June 3, 2005

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Consent of Independent Registered Public Accounting Firm